UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 22, 2008

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 8.01  OTHER EVENTS.

On December 22, 2008, Bechtel Power Corporation ("Bechtel"), the contractor for the two 615 megawatt coal-fired expansion units (the "Oak Creek expansion") being constructed at a site adjacent to Wisconsin Electric Power Company's existing Oak Creek Power Plant, submitted its claims for schedule and cost relief. Bechtel is constructing the Oak Creek expansion under that certain Turnkey Engineering, Procurement and Construction Contract for Supercritical Pulverized Coal Fired Electric Generation Facility between Elm Road Services, LLC ("ERS") and Bechtel dated April 9, 2004 (the "Contract").

Bechtel continues to target an in-service date for unit 1 three months beyond the guaranteed Contract date of September 29, 2009, and an in-service date for unit 2 one month earlier than the guaranteed Contract date of September 29, 2010. However, Bechtel does request schedule relief that would result in six months of relief from liquidated damages beyond the guaranteed Contract date for unit 1 and three months of relief from liquidated damages beyond the guaranteed Contract date for unit 2.

All cost figures referenced in this report are for the Oak Creek expansion as a whole. Our ownership of the Oak Creek expansion is approximately 85%.

Bechtel's first claim is based on the impact of severe weather and certain labor-related matters. Bechtel is requesting approximately $413 million in costs related to changed weather and labor conditions. Although Bechtel has reserved the right to request future additional costs and schedule relief, this amount includes $45 million of projected future costs in addition to those already incurred.

The weather events for which Bechtel seeks cost and schedule relief are (i) extreme winds from September 2006 through April 2007, (ii) snowstorms from December 2007 through April 2008, and (iii) rain storms in June 2008. Bechtel contends that these weather events constituted events of force majeure. We will conduct a detailed analysis of Bechtel's force majeure claim to determine whether Bechtel is entitled to any schedule relief as a result of these weather events. We believe Bechtel's request for cost relief related to its claim of force majeure is without merit. Bechtel also claims that these same weather events constituted changed local conditions that it could not have reasonably foreseen and that caused it to incur additional costs. We believe that the claim for additional costs and schedule relief based on a change in local conditions is without merit.

The alleged changes in labor conditions for which Bechtel seeks cost and schedule relief are (i) a significant shortage in the availability of craft labor, (ii) significant increases in competing projects, (iii) the overtime and per diems allegedly necessary to attract labor, and (iv) alleged restrictions that our Project Labor Agreement placed on Bechtel's ability to attract and retain craft labor. Bechtel describes these as changed local conditions for which it believes we should bear the risk. Under the terms of the Contract, we agreed to accept labor-related risk only as to wage escalation in excess of 4% annually as measured by published wage bulletins. Therefore, we believe that this claim is without merit.

Bechtel's second claim of approximately $72 million seeks cost and schedule relief for the alleged effects of ERS-directed changes and ERS-caused delays prior to the issuance of the full notice to proceed ("FNTP") in July 2005 as follows: (i) the delay in issuing certain limited notices to proceed; (ii) the delay in issuing the FNTP until the final resolution of litigation brought by certain opposition groups that challenged the Certificate of Public Convenience and Necessity for the Oak Creek expansion; (iii) the imposition of additional limits to third party cancellation charges which allegedly restricted Bechtel's ability to issue purchase orders; (iv) the reduction of the pre-FNTP monthly payments below the amounts required by the Contract; and (v) the request by ERS to perform design studies and issue design changes during the pre-FNTP period. We believe that this claim is without merit. We believe Bechtel was fully compensated for any and all impacts of the delayed start as indicated in certain change orders entered into between ERS and Bechtel prior to the start of construction of the Oak Creek expansion. Further, we do not believe that the Contract provides for relief based upon the cumulative impact of change orders.

We continue to believe that the only circumstances and events for which we currently retain price adjustment risk under the Contract are force majeure, wage escalation in excess of 4% annually as measured by published wage bulletins, delays caused by us, changes in scope or performance requested by us and unforeseen sub-surface ground conditions.

We expect these matters to be resolved through the formal dispute resolution process provided for in the Contract, which involves an informal resolution process, followed by mediation and then binding arbitration. We are currently unable to predict the ultimate outcome of the claims.

The receipt of this claim will not have any impact on the planned dividend increase in January 2009, and is not expected to have any impact on the dividend policy we announced in early December 2008.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements, including the results of any dispute resolution process, equitable considerations, adverse weather conditions, shortages of, the inability to obtain or the cost of labor or materials, the inability of the general contractor or subcontractors to perform under their contracts and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in Wisconsin Energy Corporation's Form 10-K for the year ended December 31, 2007 and in subsequent reports filed by Wisconsin Energy Corporation with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms. Wisconsin Energy Corporation expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: December 29, 2008	Stephen P. Dickson -- Vice President and Controller